                                                                   Exhibit 10.15


                           [AM-RE BROKERS, INC. LOGO]
               A Member of Munich-American Global Services Group

                             REINSURANCE COVER NOTE

                        AUTO PHYSICAL DAMAGE QUOTA SHARE
                                      FOR
                            SELECTED MEMBERS OF THE
                    AMERICAN PREMIER UNDERWRITERS, INC. AND
                       GREAT AMERICAN INSURANCE COMPANIES

REINSURED:     Leader Insurance Company Pool, consisting of
               TICO Insurance Company
               Leader Insurance Company
               Leader Preferred Insurance Company
               Leader Specialty Insurance Company

               Infinity Insurance Company Pool, consisting of
               Infinity Insurance Company
               Infinity Select Insurance Company
               Infinity National

               Windsor Insurance Company Pool, consisting of
               Windsor Insurance Company
               Regal Insurance Company
               American Deposit Insurance Company
               Coventry Insurance Company

               Atlanta Casualty Company Pool, consisting of
               Atlanta Casualty Company
               American Premier Insurance Company
               Atlanta Reserve Insurance Company
               Atlanta Specialty Insurance Company

               Hereinafter collectively referred to as "American Premier."

               Great American Alliance Insurance Company, Great American Assurance Company, Great American Contemporary Insurance Company, Great American Insurance Company, Great American Insurance Company of New York, Great American Security Insurance Company, Great American Spirit Insurance Company, Great Texas County Mutual Insurance Company

               Hereinafter collectively referred to as "Great American Insurance Companies")

               (American Premier together with the Great American Insurance Companies shall hereinafter be collectively referred to as the "Company")

                       685 College Road East, Princeton, NJ 08543-5212
                          Phone:609-243-4900 Fax:609-243-4940/41    Page 1 of 13

2003 Reinsurance Cover Note
American Premier Underwriters, Inc.
Automobile Physical Damage Quota Share
---------- -------- ------ ----- -----

REINSURER:          Inter-Ocean Reinsurance (Ireland) Limited
---------           Dublin, Ireland

REINSURER           100% of a variable Quota Share cession by the Company to the
SHARE:              Reinsurer, subject to a minimum cession of 20% and a maximum
-----               cession of 90%, the basis for establishing the cession
                    amount is set forth in the "Cover" Article hereinafter.

                    The Company shall have the right to elect the cession percentage for each calendar quarter that this agreement is in effect, subject to the minimum and maximum cession percentages stated above, and shall inform the Reinsurer in writing of the elected cession percentage no less than three business days prior to the first calendar day of the calendar quarter for which the cession percentage election is being made.

                    Notwithstanding anything to the contrary above, the cession percentage for the calendar quarter beginning January 1, 2003 shall be 90%.

AGREEMENT           12:01 a.m. Eastern Standard Time, January 1, 2003 through
PERIOD:             December 31, 2003.
------

COVER:              Subject to all other terms and conditions set forth in this
-----               Agreement, the Company shall cede to the Reinsurer and the
                    Reinsurer shall accept from the Company a variable quota share participation as set forth in the Reinsurer Share
                    Article in respect of policies attaching during the Agreement Period (set forth hereinbefore) on business written and classified as Private Passenger Automobile
                    Physical Damage (Collision and Other Than Collision).

                    The quota share percentage cession will apply to each reinsured company and each line of business reinsured hereunder.

COMPANY             The Company shall retain net for its own account that
RETENTION,          portion of the Ultimate Net Loss not ceded to this
SUBLIMITED          Agreement, subject only to catastrophe reinsurance.
LIABILITY OF
REINSURER AND       Additionally, the Reinsurer shall only be liable for its
AGGREGATE           quota share interest in the first $1,000,000 of Ultimate Net
LIMIT OF            Loss arising from per occurrence catastrophe losses subject
REINSURER:          to this Agreement, subject to an aggregate limit under this
---------           Agreement of $3,000,000.

                    Further, the aggregate liability of the Reinsurer, subject to all terms and conditions of the Agreement, shall be unlimited, and the Reinsured and the Reinsurer shall have the right to cancel the Agreement on a cut-off basis at any time with sixty (60) days notice to the other party.

  2003 Reinsurance Cover Note
  American Premier Underwriters, Inc.
  Automobile Physical Damage Quota Share

TERRITORY:     This Agreement shall apply where the Company's policies apply.

REINSURANCE    The Company shall pay to the Reinsurer the elected cession
PREMIUM:       percentage of the Company's SNWPI during each calendar month this
               Agreement is in effect.

               Payment of premiums due hereunder by the Company to the Reinsurer shall be effected as follows:

               The Company shall pay to the Reinsurer a non-refundable margin equaling 2.50% of the premium ceded hereunder, subject to a minimum margin of $3,800,000 which shall be payable upon execution of this Agreement. In the event that 2.50% of the premium ceded to this Agreement exceeds the minimum margin of $3,800,000, then the Company shall, on April 1, 2004, pay to the Reinsurer the difference between those amounts plus interest calculated at 7.0% as from the inception date of this Agreement.

               The Company shall retain, on a funds withheld basis, the remaining 97.50% of premiums ceded hereunder as provided for in the Funds Withheld Account Article herein.

CEDING
COMMISSION:    Provisional commission 33.70%. Adjusted monthly in
               accordance with the following sliding scale:

               Commission Ratio    Sliding   Loss & ALAE Ratio
               ----------------    -------   -----------------
               Provisional 33.70%            63.80%
                                     1:1
               Minimum     18.00%*           79.50%*

               *It is specifically understood and agreed that this adjustment will slide to actual acquisition expense (defined as Commission & Brokerage, Taxes Licenses & Fees, Other Acquisition, Field Supervision and Collection Expenses but excluding General Expenses), but for the purposes of calculations under this Agreement actual acquisition expense shall be deemed never to exceed 18.00%.

               Deficit/credit carry forward not applicable.

               Company to prepare underwriting-year basis calculations on a monthly basis within 30 days after the end of each month, with the first report due on or before May 1, 2004. Calculations to include IBNR as mutually agreed by the parties.

2003 Reinsurance Cover Note
American Premier Underwriters, Inc.
Automobile Physical Damage Quota Share


CEDING
COMMISSION:
Cont'd Should the ceding commission calculated in accordance with the foregoing be less than the provisional ceding commission, then the ceding commission, including interest thereon, shall be adjusted monthly, with the first adjustment effective at March 31, 2004. Monthly interest shall be calculated at the same interest rate as set forth in the Funds Withheld Account Article. Each calculation shall be on a cumulative basis as from the inception date of this Agreement through the end of the calendar month for which computation is being made.

FUNDS WITHHELD

ACCOUNT: The Company shall maintain a Funds Withheld Account, the balance of which shall be calculated as follows:

1.)  97.50% of premiums ceded hereunder; less
2.) Ceding commissions due to the Company, including any adjustments thereto (as provided for in the "Ceding Commission" Article); less
3.)  Ultimate Net Losses paid subject to this Agreement, plus
4.)  Interest

Premium cessions shall be credited to the Funds Withheld Account on a monthly basis as of the last day of each calendar month.

Losses and the Provisional Ceding Commission shall be debited from the Funds Withheld Account as of the last day of each calendar month.

Adjustments to the Ceding Commission (as provided for in the "Ceding Commission" Article) shall be made as of the last day of each calendar month.

Interest shall be credited as of the last day of each calendar month, based on the average monthly balance, when the average monthly balance results in a positive amount. Monthly interest calculations shall be on a compound basis using a rate of 0.5654%.

The Company shall provide the Reinsurer with a statement of the Funds Withheld Account Balance when submitting other reports required under this Agreement.

Monthly calculation of the Funds Withheld Account shall continue until the Agreement is finalized or the Funds Withheld Balance is exhausted.

2003 Reinsurance Cover Note
American Premier Underwriters, Inc.
Automobile Physical Damage Quota Share

PROFIT              The Reinsurer shall maintain a notional Profit Sharing
SHARING:            Account for each agreement period, which shall be
                    calculated in accordance with the following formula, it being understood that the Profit Sharing Account Balance shall never be less than zero (0):

                    1.   Premiums earned for the agreement period; less

                    2.   Reinsurer's non-refundable margin; less

                    3. Ceding commission allowed the Company on premiums earned for the agreement period; less

                    4. Loss and loss adjustment expense incurred for the agreement period; plus

                    5. Interest for the agreement period calculated in accordance with the Funds Withheld Account provision.

                    Within ninety (90) days from the end of each agreement period, and monthly thereafter, Company shall calculate and report to the Reinsurer the Profit Sharing Account Balance until all losses subject hereto have been finally settled. Each such calculation shall be based on cumulative transactions hereunder from the beginning of the agreement period through the date of calculation.

                    The Company may request that the Reinsurer release 100% of the Profit Sharing Account Balance to the Company at any time on or after March 31, 2004 provided that the Profit Sharing Account Balance is positive at the time of the request. Notwithstanding the above, the Company must request that the Reinsurer release 100% of the Profit Sharing Account Balance to the Company no later than December 31, 2004.

                    Such release of the Profit Sharing Account Balance to the Company by the Reinsurer shall release both the Company and the Reinsurer from any and all future obligations and liabilities under this Agreement whether such obligations and liabilities were known by either party at the time of such release of the Profit Sharing Account Balance.

REPORTS,            Monthly reports within 30 days after the end of each
REMITTANCES,        calendar month.
AND
SETTLEMENTS:        Balances due the Reinsurer to accompany the monthly reports.

                    Balances due the Company to be remitted by the Reinsurer promptly upon the Reinsurer's receipt of the monthly report. Loss payments due to the Company shall first be debited from the Funds Withheld Account balance. In the event that the Funds Withheld Account is exhausted, loss payments due to the Company shall then be made directly by the Reinsurer to the Company.

2003 Reinsurance Cover Note
American Premier Underwriters, Inc.
Automobile Physical Damage Quota Share
--------------------------------------

ASSIGNMENT:    Subject to the provisions of this Article, no party shall
               assign, transfer or dispose of its rights and obligations under this Agreement without the prior written consent of the other.

               Notwithstanding the forgoing, the Company shall have the right at any time to transfer and assign this Agreement to its successor Company, ("Infinity Property and Casualty Corporation"), in the event that the proposed sale by American Premier of its common shares to the public shareholders of Infinity Property and Casualty Corporation, as described in the Form S-1 filed with the Securities and Exchange Commission on January 15, 2003, is concluded.

WARRANTY:      -  Warranted maximum value insured per vehicle $75,000 or so deemed.

               - Warranted that Company will advise the Reinsurer prospectively of any changes to its practices, procedures or policies regarding the use of OEM parts in the repair of vehicles as outlined in the "Material Damage Claims Handling Guidelines Manual" dated May 1, 2002, which has been forwarded to the Reinsurer. Reinsurer has the option to terminate this Agreement on a cut-off basis as of the earlier of the date when the Company's practices and procedures regarding the use of OEM parts in the repair of vehicles changed or the effective date of a change in the Company's policies regarding the use of OEM parts in the repair of vehicles as outlined in the "Material Damage Claims Handling Guidelines Manual" dated May 1, 2002.

               - Warranted that the Company's State Mix of Business for the Agreement period will not increase by more than five (5) percentage points per State from the Expected State Mix of Business Exhibit A, attached to and forming part of this Agreement. The Expected State Mix of Business is calculated as the Net Written Premium in each State divided by the Subject Net Written Premium. In the event that the Net Written Premium in any individual state increases by more than five (5) percentage points of the total Subject Net Written Premium during the Agreement Period, for purposes of calculations under this Agreement the Net Written Premium for that state will be adjusted to a maximum increase of five (5) percentage points of the Subject Net Written Premium, and the Reinsurer shall only be liable for its quota share percentage of the Ultimate Net Loss from that state, which shall be equal to the cession percentage multiplied by the Maximum State Mix, multiplied by the Subject Net Written Premium, divided by the actual unadjusted Net Written Premium for that state.

CHANGES IN    A.  If at any time during the continuance of this Agreement any
CONDITIONS:       of the following events occur with respect to the Company:

                  1. the financial strength rating assigned by AM Best ("Best's") for the following entities is reduced below the financial strength ratings outlined as follows, and / or the financial strength rating assigned by Standard and Poors ("S&P") for the following entities is reduced below the financial strength ratings outlined as follows:

2003 Reinsurance Cover Note
American Premier Underwriters, Inc.
Automobile Physical Damage Quota Share

CHANGES IN             - Great American Insurance Company Pool Best's Rating: "A-"
CONDITIONS:            - Leader Insurance Company Pool Best's Rating: "B++"
CONT'D                 - Infinity Insurance Company Pool Best's Rating: "B++"
                       - Windsor Insurance Company Pool Best's Rating: "B++"
                       - Atlanta Casualty Company Pool Best's Rating: "B++"
                       - Great American Insurance Company Pool S&P Rating: "A-"
                       - Leader Insurance Company Pool S&P Rating: "A-"
                       - Infinity Insurance Company Pool S&P Rating: "A-"
                       - Windsor Insurance Company Pool S&P Rating: "A-"
                       - Atlanta Casualty Company Pool S&P Rating: "A-"

                    2. the Company or its Parent undergoes a Change of Control.
                       "Change of Control" shall mean (i) a merger of the Company or its Parent with another entity or entities unless the Company or its Parent is the surviving corporation following such a merger, (ii) the acquisition of voting control (directly or indirectly) of the Company or its Parent by another entity or entities, or (iii) the entry by the Company or its Parent into a legally binding agreement (or the entry by any other person or entities into an agreement that would be legally binding on or in respect of the Company or its Parent or all or substantially all of the Company's or its Parent's properties or assets), which agreement shall be deemed legally binding for purposes hereof notwithstanding that it may be conditioned upon the occurrence of certain events, such as obtaining shareholder approval, which would result in a Change of Control under clauses (i) or
                       (ii) of this definition in respect of the Company or its Parent. The sale to the public by American Premier of its common shares to the public shareholders of Infinity
                       Property and Casualty Company as described under the Assignment Article shall not constitute a Change of Control.

                    3. the Company fails to achieve an effective rate increase for the Agreement Period of 5.00%.

                       the parties agree, with regard to Changes in Conditions described in A.1. and A.2. above, that the Reinsurer shall have the right to terminate, on a cut-off basis, this Agreement as of the effective date of the Changes in Conditions. In the event that the Reinsurer exercises its right to terminate this Agreement as provided for above, the Reinsurer, shall return to the Company the unearned portion of the Reinsurer's Margin subject to a maximum of 50.00%.


2003 Reinsurance Cover Note
American Premier Underwriters, Inc.
Automobile Physical Damage Quota Share

CHANGES IN     The parties further agree, with regard to Changes in Conditions
CONDITIONS:    described in A.3. above, the minimum Commission Ratio shall be
Cont'd         adjusted based upon the effective rate change for underwriting year 2003 calculated as follows:

                              Es Ec Ws,c Rs,c Ts,c
                              --------------------
                                   Es Ec Ws,c

               Where:

               Es = sum over each state
               Ec = sum over each company
               Ws,c = 2002 written premium for a given state and company Rs,c = 2003 filed rate change percentage
               Ts,c = 2003 filed rate change time remaining =
                      (Days between 12/31/03 and effective date)/365

               Resulting in the adjusted minimum Commission Ratio calculated as follows:

                    1 - 2.50% - {(1 - 2.50% - 18.00%) x 1.05/[1 +
                    (lesser of 5.00% or Effective Rate Change)]}

          B. With regard to paragraph A.2. above, the Company agrees to give the Reinsurer written notice of any Change in Control within three (3) business days of the occurrence thereof (or, with respect to a Change of Control referred to in clause A.2. (iii) of the definition hereof, within three (3) business days after execution of any such agreement.

FEDERAL        The parties acknowledge that there is no Federal Excise Tax
EXCISE TAX:    ("FET") due hereunder. Should FET become due, however, any such
               FET liability shall be payable by the Reinsurer; provided, however, that in the event that at any time during the Agreement
               Period or any runoff period thereafter any United States tax authority, including without limitation the Department of the Treasury or the Internal Revenue Service, shall initiate an investigation or audit of the Company with respect to this Agreement, the Company will immediately notify the Reinsurer of such investigation or audit and will authorize the Reinsurer or its designated representatives to participate, with the full cooperation of the Company, in any such investigation or audit.

2003 Reinsurance Cover Note
American Premier Underwriters, Inc.
Automobile Physical Damage Quota Share
--------------------------------------

EXCLUSIONS:   Subject to all exclusions set forth in the original policies of
----------    insurance protected by this Agreement, and as follows:

              - All lines and coverages of insurance not classified as Private
                Passenger Auto Physical Damage Insurance in the Company's statutory annual statement

              - All insurance classified as Private Passenger Auto Physical
                Damage Insurance in the Company's statutory annual statement not produced by independent agents

              - Reinsurance Assumed

              - Extra Contractual Obligations

              - Excess of Policy Limits Judgments

              - Declaratory Judgment Expenses

              - Recovery for Unallocated Loss Adjustment Expenses

              - Insolvency Funds

              - Pools and Associations

              - War

              - Nuclear

              - Absolute Terrorism Exclusion

              - Class Action Lawsuits

              Other exclusions, if any, to be agreed.

WORDING:      To be mutually agreed.
-------


GENERAL CONDITIONS
AND
DEFINITIONS:
-----------
              Definition of Ultimate Net Loss (Loss and ALAE only)

              Definition of Occurrence

              Definition of Subject Net Written Premium Income (SNWPI)

              Definition of Loss & ALAE ratio

              Other definitions, if any, to be agreed

              Currency: all in U.S. Dollars

              Access to Records

              Errors and Omissions

              Insolvency

              Offset

              Reserves and Taxes

              Salvage and Subrogation

              Collateralization of Schedule F: if required, costs to be borne by the Company.

              Service of Suit Clause

              Intermediary: Am-Re Brokers

              Other Conditions, if any, to be agreed.

2003 Reinsurance Cover Note
American Premier Underwriters, Inc.
Automobile Physical Damage Quota Share

INFORMATION:  Subject Net Written Premium Income (as defined) for the period
              January 1, to December 31, 2003, inclusive estimated to be $410,000,000 (100% basis).


REINSURERS HEREON:                             PARTICIPATION
Inter-Ocean Reinsurance (Ireland) Limited      100%
Dublin, Ireland

2003 Reinsurance Cover Note
American Premier Underwriters, Inc.
Automobile Physical Damage Quota Share
--------------------------------------


We have available evidence of assumption of risk by all reinsurers, including authority given to agents by assuming companies.

We have inquired into and have available upon request the most recent Financial Statement for reinsurers unauthorized in the State of New York.

AM-RE Brokers has complied with Section 32.1 (a), (b), (c), (e) and (f) and all other provisions of Regulation 98 of the New York Insurance Department.

Please examine this document carefully and advise us immediately if any of the details of the security used are not in accordance with your order or requirements. Your signature below confirms your approval of this reinsurance placement that we have made on your behalf.

[Illegible}                                       Date: 1/17/03
-------------------------------------------             -----------------------
AM-RE Brokers, Inc.

[Illegible}                                       Date: 1/21/03
-------------------------------------------             -----------------------
Approved: LEADER INSURANCE COMPANY POOL

[Illegible}                                       Date: 1/21/03
-------------------------------------------             -----------------------
Approved: INFINITY INSURANCE COMPANY POOL

[Illegible}                                       Date: 1/21/03
-------------------------------------------             -----------------------
Approved: WINDSOR INSURANCE COMPANY POOL

[Illegible}                                       Date: 1/21/03
-------------------------------------------             -----------------------
Approved: ATLANTA CASUALTY COMPANY POOL

[Illegible}                                       Date: 1/21/03
-------------------------------------------             -----------------------
Approved: GREAT AMERICAN INSURANCE COMPANIES

2003 Reinsurance Cover Note
American Premier Underwriters, Inc.
Automobile Physical Damage Quota Share

                             AMERICAN PREMIER GROUP

                                   2003 PY
                                   Expected        Maximum
State            Abrev     Code    State Mix      State Mix
-----            -----     ----    ---------      ---------
Alabama           AL        01       1.6%            6.6%
Alaska            AK        54       0.9%            5.9%
Arizona           AZ        02       2.5%            7.5%
Arkansas          AR        03       0.0%            5.0%
California        CA        04      36.1%           41.1%
Colorado          CO        05       0.6%            5.6%
Connecticut       CT        06       3.4%            8.4%
Florida           FL        09       9.4%           14.4%
Georgia           GA        10       7.5%           12.5%
Hawaii            HI        52       0.0%            5.0%
Idaho             ID        11       0.0%            5.0%
Illinois          IL        12       0.0%            5.0%
Indiana           IN        13       0.7%            5.7%
Iowa              IA        14       0.2%            5.2%
Kansas            KS        15       0.3%            5.3%
Kentucky          KY        16       2.0%            7.0%
Louisiana         LA        17       1.1%            6.1%
Maine             ME        18       0.0%            5.0%
Maryland          MD        19       0.0%            5.0%
Massachusetts     MA        20       0.0%            5.0%
Michigan          MI        21       0.2%            5.2%
Minnesota         MN        22       0.8%            5.8%
Mississippi       MS        23       1.3%            6.3%
Missouri          MO        24       1.7%            6.7%
Montana           MT        25       0.0%            5.0%
Nebraska          NE        26       0.1%            5.1%
Nevada            NV        27       0.2%            5.2%
New Mexico        NM        30       0.4%            5.4%
New York          NY        31       6.5%           11.5%
North Carolina    NC        32       1.2%            6.2%
North Dakota      ND        33       0.2%            5.2%
Ohio              OH        34       1.3%            6.3%
Oklahoma          OK        35       0.8%            5.8%
Oregon            OR        36       0.5%            5.5%
Pennsylvania      PA        37       6.9%           11.9%
Rhode Island      RI        38       0.2%            5.2%
South Carolina    SC        39       2.2%            7.2%
South Dakota      SD        40       0.1%            5.1%
Tennessee         TN        41       2.3%            7.3%
Texas             TX        42       2.7%            7.7%
Utah              UT        43       1.2%            6.2%
Virginia          VA        45       1.0%            6.0%
Washington        WA        46       0.1%            5.1%
West Virginia     WV        47       0.0%            5.0%
Wisconsin         WI        48       1.6%            6.6%
Wyoming           WY        49       0.0%            5.0%
                                   100.0%

2003 Reinsurance Cover Note
American Premier Underwriters, Inc.
Automobile Physical Damage Quota Share


                       Great American Insurance Companies

                                2003 PY
                               Expected        Maximum
State         Abrev    Code    State Mix      State Mix
-----         -----    ----    ---------      ---------
Alabama         AL                0.17%          5.17%
Arizona         AZ                2.38%          7.38%
California      CA                9.85%         14.85%
Colorado        CO                0.46%          5.46%
Connecticut     CT               45.77%         50.77%
Florida         FL                2.89%          7.89%
Georgia         GA                0.15%          5.15%
Idaho           ID                0.01%          5.01%
Illinois        IL                0.10%          5.10%
Indiana         IN                0.01%          5.01%
Kentucky        KY                0.44%          5.44%
Maine           ME                0.02%          5.02%
Maryland        MD                0.24%          5.24%
Michigan        MI                2.69%          7.69%
Minnesota       MN                3.58%          8.58%
Missouri        MO                0.06%          5.06%
Nevada          NV                0.02%          5.02%
New Jersey      NJ                2.56%          7.56%
New Mexico      NM                0.04%          5.04%
New York        NY                6.51%         11.51%
North Carolina  NC                5.38%         10.38%
North Dakota    ND                0.00%          5.00%
Ohio            OH                1.46%          6.46%
Oregon          OR                0.10%          5.10%
Pennsylvania    PA                13.39%        18.39%
South Dakota    SD                0.02%          5.02%
Tennessee       TN                0.12%          5.12%
Texas           TX                0.49%          5.49%
Utah            UT                0.08%          5.08%
Virginia        VA                0.79%          5.79%
Washington      WA                0.23%          5.23%
Wisconsin       WI                0.00%          5.00%
                                 100.00%       105.00%

                        [Am-Re Brokers, Inc. Letterhead]

Via Overnight Mail                                              January 17, 2003

Mr. Allen F. Eling
Vice President
Great American Insurance Companies
580 Walnut Street, Floor 13
Cincinnati, OH 45202

                   Re: Private Passenger Auto Physical Damage
                        Quota Share Reinsurance Proposal

Dear Al:

In response to your request for Am-Re Brokers, Inc. to secure an extension of the existing renewal option and revised terms to those outlined in the Cover Note attached to the existing option to renew the captioned Agreement for Underwriting Year 2003, we have been asked by Inter-Ocean Re (Ireland) Limited ("I-O Re") to offer to you the following revised terms with respect to the renewal of the captioned Agreement.

The attached Cover Note will replace the Cover Note attached to the renewal option offered by I-O Re and accepted by Keith Jensen on September 20th, 2002. Further, I-O Re has agreed to extend the previously agreed to "Renewal Option Exercise Period" from September 17, 2002 - December 15, 2002 to September 17, 2002 - January 22, 2003. To assist in your review of the attached we have outlined below the revision to the Renewal Option Exercise Period and the revisions to the previous Cover Note:

REVISED OPTION TERMS:

-  Renewal Option Exercise Period:    September 17, 2002 - January 22, 2003

REVISED RENEWAL TERMS:

-  Reinsured:            Now includes the Great American Insurance Company
                         subsidiaries that underwrite the agency produced standard and preferred personal lines automobile business.

-  Reinsurer Share:      The quota share percentage cession is variable and is
                         subject to a minimum cession of 20% and a maximum cession of 90%. The Company may elect the quota share cession percentage at the beginning of each calendar quarter during the Term of the Agreement with notice to the Reinsurer taking place no less than three business days prior to the first day of the calendar quarter.

-  Company Retention,
   Sublimited Liability of
   Reinsurer and Aggregate
   Limit of Reinsurer:   The 95% cap on the aggregate liability of the
                         Reinsurer, has been removed. The aggregate liability of the Reinsurer, subject to all terms and conditions of the Agreement, shall be unlimited and the Reinsured and the Reinsurer shall have the right to cancel the Agreement on a cut-off basis at any time with sixty
                         (60) notice to the other party.

-  Reinsurance Premium:  The minimum Reinsurer's margin has been revised to
                         $3,800,000.

-  Assignment:           An Assignment Article has been included to allow the
                         Company to transfer and assign its interests in the Agreement to the publicly held successor Company in the event that the IPO is concluded.

                685 College Road East, Princeton, NJ 08543-5212
                    Phone: 609-243-4900 Fax: 609-243-4940/41

Letter to Allen F. Eling
Great American Insurance Companies
January 17, 2003
Page 2 of 2

-    Changes in Conditions:   Definition of a Change of Control has been
                              amended to specifically exclude the IPO. The
                              Reinsurer will retain its right, however, to terminate on a cut-off basis for any other Change of Control. Further, the return of the unearned portion of the Reinsurer's margin in the event that the Reinsurer terminates the Agreement on a cut-off basis has been revised from a dollar amount of $3,750,000 to 50.00%.

I-O Re has indicated to us that they have concluded to their satisfaction their on-site due diligence of the American Premier operation and at this time have asked us to convey to you that they have removed the Renewal Option due diligence contingency. Please note, however, that the inclusion of the Great American agency produced standard and preferred automobile physical damage portfolio in the Agreement is subject to on-site claims and underwriting due diligence by I-O Re or its designee, with reviews to take place as soon as possible after the acceptance of the revised terms in the attached Cover Note.

If you are in agreement with the revision to the Renewal Option Exercise Period and the attached terms of the renewal, please indicate your acceptance by executing all three copies in the space provided, keep one copy for your records and return two copies to my attention.

As always, if you have any questions regarding the above please feel free to give me a call.

Sincerely,

/s/ John Tholen

John Tholen
Assistant Vice President
Am-Re Brokers

Attachment

Agreed and Accepted:

By: [Illegible signature]
    ------------------------------------

Title: Senior Vice President
       ---------------------------------

Date: 1/21/03
      ----------------------------------

cc: A. Finn (I-O Ireland)
    D. Wilson (I-O Bermuda)